                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated January 19, 1998 on Heritage Financial Services, Inc.'s consolidated financial statements for the year ended December 31, 1997, included in Heritage Financial Services, Inc.'s 1997 Annual Report on Form 10-K/A and to all references to our Firm included in this Current Report on Form 8-K.


/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
July 13, 1998


                                       7